Exhibit 5.2

             [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

April 5, 2006                                                        42763.00001


CharterMac
625 Madison Avenue
New York, NY  10022


Ladies and Gentlemen:



         We have acted as counsel to CharterMac, a Delaware statutory trust (the "Company"), in connection with the Form S-3 registration statement and prospectus filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") on April 7, 2006 (together, the April 7, 2005 "Registration Statement") with respect to 539,383 of our common share of beneficial interest, no par value of the Company. In such capacity, you have requested our opinion concerning the Company's treatment as a partnership for federal income tax purposes.

         In rendering our opinion, we have examined and relied upon the Registration Statement and the Company's Second Amended and Restated Trust Agreement dated as of November 17, 2003, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, and as further amended by Amendment No. 2 thereto, dated as of November 30, 2005 (as so amended the "Trust Agreement") as well as such other documents and information as we have deemed appropriate for purposes of this opinion. In addition, we have relied upon representations made to us in a representation letter, dated the date hereof and executed by a managing trustee of the Company (the "Representation Letter"). To the extent that any of the representations provided to us in the Representation Letter are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code") or Treasury Regulations thereunder ("Regulations"), we have reviewed with the individual making such representations the relevant portion of the Code and the applicable Regulations and are reasonably satisfied that such individual understands such provisions and is capable of making such representations.

         This opinion is based on the assumption that during each taxable year the Company has operated and will continue to operate in the manner described in the Representation Letter, the Registration Statement and the applicable organizational documents and that all terms and provisions of such documents have been and will continue to be complied with. We have also assumed that the Company will not make any amendments to its organizational documents after the date of this opinion that would affect the Company's treatment as a partnership for federal income tax purposes for any


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CharterMac
April 5, 2006
Page 2


taxable year. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         On the basis of the foregoing, and in reliance thereon, subject to the limitations, qualifications and exceptions set forth therein, it is our opinion that :

1. although the issue is not free from doubt, the Company has been and is properly treated as a partnership for federal income tax purposes; and

2. the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion contained therein fairly summarizes the federal tax considerations that are material to a purchaser of common shares of the Company.

         For a summary of the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues under the caption, "Federal Income Tax Considerations," in the Registration Statement.

         With respect to our opinion in (1) above, interests in the Company will be publicly traded. Although a "publicly traded partnership" is generally treated as a corporation for federal income tax purposes pursuant to the general rule of Code Section 7704, an exception is provided for a publicly traded partnership which derives 90 percent or more of its gross income for its taxable year from certain qualifying sources listed in Code Section 7704(c). Such sources include, inter alia, interest income (other than interest dependent on the income or profits of any person) and gain from the sale or exchange of capital assets or assets used in a trade or business which produce interest income. However, taxable interest is not treated as qualifying income if it is derived in the conduct of a financial or insurance business. Based on representations made by the Company as to (i) its intention to act as an investor (and not as a dealer) with respect to its investments and that it has not, and will not, engage in a lending, banking, or similar business, (ii) its lack of employees actively engaged in the operations of the Company, (iii) its commitment not to register as an investment company pursuant to the Investment Company Act of 1940, not to be treated as a business development company or common trust fund, and not to elect to be treated as a corporation for income tax purposes, (iv) its intention to hold to maturity its direct and indirect interests in revenue bonds (or to dispose of such interests, including in securitization type transactions, without realizing a material profit), (v) its intention to acquire any minority positions in revenue bonds as a means to raise capital, rather than to achieve a material profit, (vi) the fact that the value of minority positions will not represent more than 15% of the Company's or any subsidiary's total market value, and that the Company and each subsidiary expects to sell less than sixty (60) revenue bonds and other assets in any taxable year, (vii) the fact that in all years of the


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CharterMac
April 5, 2006
Page 3


Company's existence, at least 90% of its gross income, including tax exempt interest, was and is interest income (other than interest determined in whole or in part on the income or profits of any person, unless such interest qualifies for an exception set forth in Code Section 856(f)) and gain from the sale of revenue bonds and (viii) the fact that the Company has not transferred, and will not transfer, revenue bonds other than to investment banks and broker dealers, we have rendered the opinion in (1) above.

         The foregoing opinions are based on the Code, Regulations, published administrative pronouncements and judicial interpretations thereof, in each case as in effect on the date hereof, all of which are subject to change. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to partnership classification. No assurance can be given that the law will not change in a way that will prevent the Company from being classified as a partnership for federal income tax purposes. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that the Internal Revenue Service will not take a contrary position, that the applicable law will not change, or that any such change will not have retroactive effect.

         The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter is solely for the information and use of the addressee, and, other than the shareholders of the Company, may not be relied upon for any purpose by any other person without our express written consent.


Very truly yours,



/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP